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                                                                     EXHIBIT 5.1


                                STOEL RIVES LLP
                             600 University Street
                                  Suite 3600
                        Seattle, Washington 98101-3197


                                August 28, 2000


Board of Directors
Pacific Aerospace & Electronics, Inc.
430 Olds Station Road, Third Floor
Wenatchee, Washington 98801

Ladies and Gentlemen:

     We have acted as counsel for Pacific Aerospace & Electronics, Inc. (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, covering an aggregate of 5,279,150 shares of common stock, no par value, of the Company (the "Shares"). We have reviewed the corporate action of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

     Based upon the foregoing, it is our opinion that the Shares are duly authorized and, when issued and sold, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                               Very truly yours,

                                STOEL RIVES LLP